Exhibit 1.01

Wabash National Corporation

Conflict Minerals Report

For The Year Ended December 31, 2017

This Conflict Minerals Report (“CMR”) for the year ending December 31, 2017 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. “Conflict Minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”). These requirements apply to registrants whatever the geographic origin of the 3TG and whether or not they fund armed conflict.

As described in detail below, following a reasonable country of origin inquiry conducted with our supply base into the source and chain of custody of 3TG in our products, we have reason to believe that a portion of its necessary 3TG may have originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”), and have reason to believe that those necessary 3TG may not be from recycled and scrap sources. This report is available on our website at www.wabashnational.com. This CMR is not subject to an independent private sector audit in accordance to guidance issued by the SEC in April of 2014.

1. Company Overview

This report has been prepared by management of Wabash National Corporation (herein referred to as “Wabash,” the “Company,” “we,” “us,” or “our”). The information includes the activities of all majority-owned subsidiaries that are required to be consolidated. Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified industrial manufacturer and a leading producer of semi-trailers, truck bodies, specialized commercial vehicles and liquid transportation systems. Established in 1985, the Company manufactures a diverse range of products including: dry freight and refrigerated trailers, platform trailers, bulk tank trailers, dry and refrigerated truck bodies, truck mounted tanks, intermodal equipment, aircraft refueling equipment, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade and pharmaceutical equipment. Its innovative products, which could possibly contain 3TGs, are sold under the following brand names: Wabash National®, Transcraft®, Benson®, DuraPlate®, Supreme®, Walker Transport, Walker Engineered Products, Brenner® Tank, Beall®, Garsite, Progress Tank, Bulk Tank International and Extract Technology®. To learn more, visit www.wabashnational.com

Supply chain

Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify entities upstream from our suppliers who provide us with products and/or raw materials necessary to the functionality or production of our products (“Direct Suppliers”). As such, we rely heavily on our Direct Suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us – including sources of 3TG that are supplied to them from lower tier suppliers. Current contracts with most of our key Direct Suppliers, which account for the majority of our sourced materials, are in effect for multiple year terms, thus we cannot unilaterally impose new contract terms and flow-down requirements at this time. As we execute new contracts and/or renew contracts, we are requiring affected Direct Suppliers to provide us with geographic origin information concerning Conflict Minerals and smelters. Additionally, all new Direct Suppliers receive Conflict Minerals reporting requirements as a part of our new supplier information packet. It will take several years to ensure that all of our Direct Suppliers are contractually obligated to report this information to us as part of their normal business interactions with us. In the meantime, as described below, we have established a process to contact affected Direct Suppliers to collect necessary 3TG sourcing information. We have used and will continue to use the data collected through the process described below, and through our contractually obligated disclosures from our Direct Suppliers, to evaluate our supply chain to ensure compliance with the SEC’s current and future Conflict Minerals rules.

Reasonable Country of Origin Inquiry

Presently, our supply chain consists of over 12,000 suppliers, including many suppliers providing us with services and/or products that are not necessary to the functionality or production of our products and/or products that do not contain 3TG. As such, it was not practicable to conduct a survey of our entire supply base. Instead, we targeted only those Direct Suppliers, approximately 1,100, that we believed, based upon an evaluation of the composition of the product and/or raw material they supplied, could possibly supply us with products containing 3TG. The Company contacted these Direct Suppliers, requesting each to provide 3TG geographic origin data in the Responsible Minerals Initiative (“RMI”), formerly the Conflict-Free Sourcing Initiative’s (“CFSI”) Conflict Minerals Reporting Template (“CMRT”). Surveys conducted with other manufacturing companies confirmed that our risk-based approach to developing our list of our surveyed Direct Suppliers, as described above, is consistent with how many peer companies are approaching the Rule.

At this time, having conducted this reasonable country of origin inquiry, we have reason to believe that it is possible that some 3TG necessary to the functionality or production of our products may have originated in the Covered Countries. Accordingly, we conducted further due diligence on the source and chain of custody of the 3TG contained in our products.

2. Due Diligence Process

2.1 Design of Due Diligence

Our due diligence measures have been designed to conform, in all material respects, with the framework in The Organization for Economic Cooperation and Development (the “OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (2016) and the related Supplements for Conflict Minerals.

2.2 Establish Strong Company Management Systems

Conflict Minerals Policy

Wabash is committed to working with our global supply chain to ensure compliance with the SEC’s Rule. We have established a Conflict Minerals compliance program, as outlined above, that is designed to follow the framework established by the OECD. Our enterprise is fully engaged in implementing that program.

For additional information about our commitment to responsible sourcing and other human rights, see our Conflict Minerals Policy and Code of Business Conduct and Ethics, which are both publicly available on our website at www.wabashnational.com.

Internal Team

Our Senior Vice President – General Counsel and our Vice President of Global Strategic Sourcing established a cross-functional team of subject matter experts from relevant functions of finance, legal, and supply chain to create our Conflict Minerals compliance program and due diligence efforts necessary to comply with the Rule. As part of this team, our Vice President – Supply Chain, Director – Supply Chain Excellence and Supplier Development and Quality and a Supply Chain Project Specialist lead our ongoing due diligence efforts with our Direct Suppliers. Senior management and members of our Audit Committee are briefed about the results of our due diligence efforts at least annually.

Control systems

As we do not typically have a direct relationship with 3TG smelters and refiners, we are engaged and actively cooperate with other major manufacturers in the transportation industry and other relevant sectors, as well as our own Direct Suppliers to encourage the disclosure of all the conflict mineral status of the upstream entities held in common by our various supply chains. Our due diligence process includes utilization of industry-wide initiatives to disclose upstream entities in the supply chain, such as the CMRT and the RMI conforming smelter list.

Our controls include, but are not limited to, our Code of Conduct which outlines expected behaviors for all Wabash National employees and suppliers. Going forward, as discussed above, our controls will also include contractual disclosure requirements in our Direct Supplier contracts.

Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have invested in tools and developed internal processes and procedures to query and track supplier activity. In addition, we have included Conflict Minerals reporting requirements in our new supplier packets and we will continue to request Conflict Minerals reporting data as required from all of our Direct Suppliers. We will also utilize key opportunities such as annual Executive Management Reviews with our suppliers to reinforce and review compliance.

Grievance Mechanism

We have multiple mechanisms and processes for employees and suppliers to use to report violations of Wabash’s policies. These are described in our Code of Business Conduct and Ethics policy, which is publicly available on our website at www.wabashnational.com

Maintain records

We have adopted a policy to retain relevant documentation requested from and disclosed by our suppliers.

2.3 Identify and assess risk in the supply chain

As outlined previously, since we do not typically have a direct relationship with 3TG smelters and refiners, our due diligence efforts undertaken to comply with the Rule rely heavily on our Direct Suppliers providing us with information about the source of 3TG contained in the products and raw materials supplied to us. Our Direct Suppliers are similarly reliant upon information provided by their suppliers. Many of our largest suppliers are also SEC registrants and subject to the Rule. However, our ability to comply with the Rule is dependent upon receipt of complete and accurate information from our Direct Suppliers.

2.4 Design and Implement a Strategy to Respond to Risks

In response to this risk assessment, Wabash has an approved risk management plan, through which the Conflict Minerals program is implemented, managed and monitored. As part of the risk management efforts undertaken as part of the Conflict Minerals program, our Vice President – Supply Chain, Director – Supply Chain Excellence and Supplier Development & Quality and a Supply Chain Project Specialist regularly review 3TG data provided by our Direct Suppliers. Direct Suppliers who provide incomplete or inconsistent 3TG data are contacted to update and confirm the data provided until Wabash can conclude with a reasonable degree of certainty that the provided data is likely accurate. Updates regarding our due diligence process and this risk assessment are provided regularly to senior management and the Audit Committee.

As described above, we also utilize and participate in several industry-wide initiatives to disclose the conflict mineral status of upstream entities in the supply chain. We will continue to pursue training and participate in seminars to increase our awareness and further enhance our compliance. As part of our risk management plan, and to ensure suppliers understand our ongoing expectations to provide accurate and complete 3TG data, we will continue to engage suppliers in various ways such as training sessions, Executive Management Reviews and our annual supplier conference.

2.5 Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

Since we do not have a direct relationship with 3TG smelters and refiners, we do not perform or direct audits of these upstream entities within our supply chain. We will support audits by our supply base, as necessary, and have augmented our own Direct Supplier audit process with questions and procedures to address compliance by our Direct Suppliers with the Rule.

2.6 Report on supply chain due diligence

Wabash has filed a Form SD which includes this report and made such information available on our website, demonstrating our progress in implementing our Conflict Minerals Policy.

3. Due Diligence Results

Request Information

As described above, we conducted a survey of certain Direct Suppliers using the CMRT, which was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a supplier’s conflict-free policies, engagement with its direct suppliers, and a listing of the smelters the suppliers (and its suppliers) utilize in their own supply chain. In addition, the CMRT contains questions about the origin of Conflict Minerals included in suppliers’ products, as well as suppliers’ due diligence efforts. Written instructions and recorded training illustrating the use of the tool is available on RMI’s website. The CMRT is being used by many of our peer companies in their due diligence processes related to Conflict Minerals.

Survey Responses

To date, we’ve received responses from 58% of the approximately 1,100 Direct Suppliers surveyed, which represents approximately 97% of Wabash’s direct material spend surveyed in 2017. We reviewed the responses provided against criteria developed to determine whether further engagement with our Direct Suppliers was necessary. These criteria included: (1) untimely or incomplete responses, (2) inconsistencies within the data reported in the CMRT or in other provided documentation, or (3) uncertainty in the accuracy of the data reported in light of the product supplied by the Direct Supplier. We have worked directly with these Direct Suppliers until we received data sufficient to allow Wabash to conclude with a reasonable degree of certainty that the provided data is likely accurate.

Approximately 91% of our responding Direct Suppliers reported using no 3TG in products sold to Wabash; 5% provided insufficient detail rendering their responses undeterminable; 4% reported using 3TG from within the Covered Countries from non-certified smelters. In all cases where 3TG was reported being used, it cannot be determined if Conflict Minerals were in the products sold to Wabash. Of the thousands of lines of smelter data reported to us, we were able to determine 265 verified smelters, based on the RMI Responsible Minerals Assurance Process (“RMAP”), formerly the Conflict-Free Smelter Program. Of these, 253 were validated as conformant and the remaining 12 are active, indicating they have committed to the audit process. As we do not typically have a direct relationship with 3TG smelters and refiners, and thus are unable to directly audit or request documentation from these facilities, Wabash supports the refinement and expansion of the list of participating smelters through the RMI RMAP.

Additionally, a large majority of our responding Direct Suppliers provided 3TG data to us at a company or divisional level – and did not specify whether the particular products, parts or raw materials specifically supplied to Wabash: (1) contained Conflict Minerals or (2) originated from a supply chain that included mines, smelters, or refiners containing/using Conflict Minerals. These “blanket responses” covering the totality of what these Direct Suppliers sell in aggregate to their customers, do not allow us to determine whether any of the Conflict Minerals reported by these Direct Suppliers are actually contained in the particular products, parts or raw materials the Direct Supplier sells specifically to Wabash. Therefore, we are also unable to validate whether any of the smelters or refiners (described above) who were disclosed by our Direct Suppliers as being part of the Direct Supplier’s overall supply chain, are actually part of Wabash’s supply chain.

Efforts to determine mine or location of origin

Through our utilization of RMI tools, the OECD implementation guidelines, and requesting our Direct Suppliers to complete the CMRT, we have determined that seeking information about 3TG smelters and refiners through our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain. Our Direct Suppliers did not provide information on mines of origin for 3TG used in our products manufactured during 2017. Accordingly, we do not have sufficient information to conclusively determine the mines or the countries of origin of the 3TG in our products or whether the 3TG are from recycled or scrap sources.

Smelters or Refiners

Based on Direct Supplier responses received to date:

•	91% of respondents reported using no 3TG in their products and, therefore, utilize no smelters or refiners of concern.

•	The remaining 9% of respondents reported either: (1) no smelter information available or (2) a list of smelters utilized in their respective supply chains.

•	When smelter and refiner lists included verified smelter identification numbers in a response, we were able to confirm the following about those smelters:

o	95% are conflict-free

o	5% are active

•	The majority of our responding Direct Suppliers who do utilize 3TG in some or all of the products they sell to their entire customer base: (1) could not represent to us that any smelter or refiner entities they listed as using Conflict Minerals had actually been included in the supply chain for the products, parts and/or raw materials they supplied to Wabash; and/or (2) reported that it was “not known” or “undetermined” if Conflict Minerals had been utilized by smelters or refiners included in the supply chain for the products, parts and/or raw materials they supplied to Wabash.

The statements above are based on the Reasonable Country of Origin Inquiry process and due diligence performed in good faith by Wabash. As noted previously, these statements are based solely on the information received from our Direct Suppliers through this process. For a listing of smelters or refiners and their location, reported to Wabash by its suppliers and determined as either conformant or active when compared to the RMI list, reference Table 1 at the end of this CMR.

4. Steps to be taken to mitigate risk

We intend to take the following steps to improve the due diligence we conduct, in an effort to further mitigate risk that the 3TG necessary to the functionality or production of our products could benefit armed groups in the Covered Countries:

a)	Inclusion of Conflict Minerals flow-down requirements in Wabash’s new or renewed Direct Supplier contracts.

b)	Revisit annually the scope of Direct Suppliers requested to supply information as part of our due diligence process.

c)	Engage with Direct Suppliers, as deemed necessary, directing them to training resources in an attempt to increase the due diligence response rate and improve the content of the Direct Supplier survey responses.

d)	Work with the OECD and relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.

TABLE 1
The facilities verified by the RMI as "smelters" or "refiners", which have been reported by Wabash suppliers as processing 3TG are listed below:
Mineral	Smelter Name	Smelter ID	Status	Smelter or Refiner Location
Gold	8853 S.p.A.	CID002763	Conformant	ITALY
Gold	Advanced Chemical Company	CID000015	Conformant	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Conformant	JAPAN
Gold	Al Etihad Gold Refinery DMCC	CID002560	Conformant	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	Conformant	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Conformant	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Conformant	BRAZIL
Gold	Argor-Heraeus S.A.	CID000077	Conformant	SWITZERLAND
Gold	Asahi Pretec Corp.	CID000082	Conformant	JAPAN
Gold	Asahi Refining Canada Ltd.	CID000924	Conformant	CANADA
Gold	Asahi Refining USA Inc.	CID000920	Conformant	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	CID000090	Conformant	JAPAN
Gold	AU Traders and Refiners	CID002850	Conformant	SOUTH AFRICA
Gold	Aurubis AG	CID000113	Conformant	GERMANY
Gold	Bangalore Refinery	CID002863	Active	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Conformant	PHILIPPINES
Gold	Boliden AB	CID000157	Conformant	SWEDEN
Gold	C. Hafner GmbH + Co. KG	CID000176	Conformant	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Conformant	CANADA
Gold	Cendres + Metaux S.A.	CID000189	Conformant	SWITZERLAND
Gold	Chimet S.p.A.	CID000233	Conformant	ITALY
Gold	Daejin Indus Co., Ltd.	CID000328	Conformant	KOREA, REPUBLIC OF
Gold	DODUCO Contacts and Refining GmbH	CID000362	Conformant	GERMANY
Gold	Dowa	CID000401	Conformant	JAPAN
Gold	DS PRETECH Co., Ltd.	CID003195	Active	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	CID000359	Conformant	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	CID000425	Conformant	JAPAN
Gold	Emirates Gold DMCC	CID002561	Conformant	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation	CID002459	Conformant	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	Conformant	CHINA
Gold	HeeSung Metal Ltd.	CID000689	Conformant	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	CID000694	Conformant	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	Conformant	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	Conformant	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	Conformant	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Conformant	JAPAN

Mineral	Smelter Name	Smelter ID	Status	Smelter or Refiner Location
Gold	Istanbul Gold Refinery	CID000814	Conformant	TURKEY
Gold	Italpreziosi	CID002765	Conformant	ITALY
Gold	Japan Mint	CID000823	Conformant	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CID000855	Conformant	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Conformant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	CID000929	Conformant	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Conformant	JAPAN
Gold	Kazzinc	CID000957	Conformant	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	CID000969	Conformant	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Active	POLAND
Gold	Kojima Chemicals Co., Ltd.	CID000981	Conformant	JAPAN
Gold	Korea Zinc Co., Ltd.	CID002605	Conformant	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	CID001029	Conformant	KYRGYZSTAN
Gold	L'Orfebre S.A.	CID002762	Active	ANDORRA
Gold	LS-NIKKO Copper Inc.	CID001078	Conformant	KOREA, REPUBLIC OF
Gold	Marsam Metals	CID002606	Conformant	BRAZIL
Gold	Materion	CID001113	Conformant	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Conformant	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	Conformant	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Conformant	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	Conformant	CHINA
Gold	Metalor Technologies S.A.	CID001153	Conformant	SWITZERLAND
Gold	Metalor USA Refining Corporation	CID001157	Conformant	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Conformant	MEXICO
Gold	Mitsubishi Materials Corporation	CID001188	Conformant	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Conformant	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	Conformant	INDIA
Gold	Modeltech Sdn Bhd	CID002857	Active	MALAYSIA
Gold	Moscow Special Alloys Processing Plant	CID001204	Conformant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Conformant	TURKEY
Gold	NH Recytech Company	CID003189	Active	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	CID001259	Conformant	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Conformant	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Conformant	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	Conformant	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	CID000493	Conformant	RUSSIAN FEDERATION
Gold	PAMP S.A.	CID001352	Conformant	SWITZERLAND
Gold	Planta Recuperadora de Metales SpA	CID002919	Conformant	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Conformant	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Conformant	INDONESIA

Mineral	Smelter Name	Smelter ID	Status	Smelter or Refiner Location
Gold	PX Precinox S.A.	CID001498	Conformant	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	CID001512	Conformant	SOUTH AFRICA
Gold	Remondis Argentia B.V.	CID002582	Active	NETHERLANDS
Gold	Republic Metals Corporation	CID002510	Conformant	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint	CID001534	Conformant	CANADA
Gold	SAAMP	CID002761	Conformant	FRANCE
Gold	Safimet S.p.A	CID002973	Conformant	ITALY
Gold	SAFINA A.S.	CID002290	Active	CZECH REPUBLIC
Gold	Samduck Precious Metals	CID001555	Conformant	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	CID002777	Conformant	GERMANY
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	Conformant	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	Conformant	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	Conformant	CHINA
Gold	Singway Technology Co., Ltd.	CID002516	Conformant	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Conformant	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	CID001761	Conformant	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Conformant	JAPAN
Gold	SungEel HiMetal Co., Ltd.	CID002918	Conformant	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	CID002580	Conformant	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Conformant	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	Conformant	CHINA
Gold	Tokuriki Honten Co., Ltd.	CID001938	Conformant	JAPAN
Gold	Torecom	CID001955	Conformant	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	CID001977	Conformant	BRAZIL
Gold	Umicore Precious Metals Thailand	CID002314	Conformant	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Conformant	BELGIUM
Gold	United Precious Metal Refining, Inc.	CID001993	Conformant	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	CID002003	Conformant	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	Conformant	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	CID002778	Conformant	GERMANY
Gold	Yamakin Co., Ltd.	CID002100	Conformant	JAPAN
Gold	Yokohama Metal Co., Ltd.	CID002129	Conformant	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	Conformant	CHINA
Tantalum	Asaka Riken Co., Ltd.	CID000092	Conformant	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	Conformant	CHINA
Tantalum	D Block Metals, LLC	CID002504	Conformant	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	CID000456	Conformant	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CID000460	Conformant	CHINA
Tantalum	FIR Metals & Resource Ltd.	CID002505	Conformant	CHINA
Tantalum	Global Advanced Metals Aizu	CID002558	Conformant	JAPAN

Mineral	Smelter Name	Smelter ID	Status	Smelter or Refiner Location
Tantalum	Global Advanced Metals Boyertown	CID002557	Conformant	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	Conformant	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	Conformant	CHINA
Tantalum	H.C. Starck Co., Ltd.	CID002544	Conformant	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	Conformant	GERMANY
Tantalum	H.C. Starck Inc.	CID002548	Conformant	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	CID002549	Conformant	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550	Conformant	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545	Conformant	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	Conformant	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	Conformant	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	Conformant	CHINA
Tantalum	Jiujiang Janny New Material Co., Ltd.	CID003191	Conformant	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	Conformant	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	Conformant	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	Conformant	CHINA
Tantalum	KEMET Blue Metals	CID002539	Conformant	MEXICO
Tantalum	KEMET Blue Powder	CID002568	Conformant	UNITED STATES OF AMERICA
Tantalum	LSM Brasil S.A.	CID001076	Conformant	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	Conformant	INDIA
Tantalum	Mineracao Taboca S.A.	CID001175	Conformant	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Conformant	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	Conformant	CHINA
Tantalum	NPM Silmet AS	CID001200	Conformant	ESTONIA
Tantalum	Power Resources Ltd.	CID002847	Conformant	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	QuantumClean	CID001508	Conformant	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	CID002707	Conformant	BRAZIL
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	Conformant	CHINA
Tantalum	Solikamsk Magnesium Works OAO	CID001769	Conformant	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	CID001869	Conformant	JAPAN
Tantalum	Telex Metals	CID001891	Conformant	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Conformant	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	Conformant	CHINA
Tin	Alpha	CID000292	Conformant	UNITED STATES OF AMERICA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	Conformant	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	Conformant	CHINA
Tin	China Tin Group Co., Ltd.	CID001070	Conformant	CHINA
Tin	CV Ayi Jaya	CID002570	Conformant	INDONESIA
Tin	CV Dua Sekawan	CID002592	Conformant	INDONESIA
Tin	CV Gita Pesona	CID000306	Conformant	INDONESIA

Mineral	Smelter Name	Smelter ID	Status	Smelter or Refiner Location
Tin	CV United Smelting	CID000315	Conformant	INDONESIA
Tin	CV Venus Inti Perkasa	CID002455	Conformant	INDONESIA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	Active	CHINA
Tin	Dowa	CID000402	Conformant	JAPAN
Tin	EM Vinto	CID000438	Conformant	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Fenix Metals	CID000468	Conformant	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CID002848	Conformant	CHINA
Tin	Gejiu Jinye Mineral Company	CID002859	Conformant	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	Conformant	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	Conformant	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	Conformant	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	Conformant	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849	Conformant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	Conformant	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760	Conformant	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244	Conformant	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	Conformant	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Conformant	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Conformant	MALAYSIA
Tin	Melt Metais e Ligas S.A.	CID002500	Conformant	BRAZIL
Tin	Metallic Resources, Inc.	CID001142	Conformant	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	CID002773	Conformant	BELGIUM
Tin	Metallo Spain S.L.U.	CID002774	Conformant	SPAIN
Tin	Mineracao Taboca S.A.	CID001173	Conformant	BRAZIL
Tin	Minsur	CID001182	Conformant	PERU
Tin	Mitsubishi Materials Corporation	CID001191	Conformant	JAPAN
Tin	Modeltech Sdn Bhd	CID002858	Active	MALAYSIA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Conformant	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Conformant	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	CID001337	Conformant	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Aries Kencana Sejahtera	CID000309	Conformant	INDONESIA
Tin	PT Artha Cipta Langgeng	CID001399	Conformant	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Conformant	INDONESIA
Tin	PT Babel Inti Perkasa	CID001402	Conformant	INDONESIA
Tin	PT Babel Surya Alam Lestari	CID001406	Active	INDONESIA
Tin	PT Bangka Prima Tin	CID002776	Conformant	INDONESIA
Tin	PT Bangka Serumpun	CID003205	Conformant	INDONESIA
Tin	PT Bangka Tin Industry	CID001419	Conformant	INDONESIA
Tin	PT Belitung Industri Sejahtera	CID001421	Conformant	INDONESIA
Tin	PT Bukit Timah	CID001428	Conformant	INDONESIA

Mineral	Smelter Name	Smelter ID	Status	Smelter or Refiner Location
Tin	PT DS Jaya Abadi	CID001434	Conformant	INDONESIA
Tin	PT Eunindo Usaha Mandiri	CID001438	Conformant	INDONESIA
Tin	PT Inti Stania Prima	CID002530	Conformant	INDONESIA
Tin	PT Karimun Mining	CID001448	Conformant	INDONESIA
Tin	PT Kijang Jaya Mandiri	CID002829	Conformant	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	CID002870	Conformant	INDONESIA
Tin	PT Menara Cipta Mulia	CID002835	Conformant	INDONESIA
Tin	PT Mitra Stania Prima	CID001453	Conformant	INDONESIA
Tin	PT Panca Mega Persada	CID001457	Conformant	INDONESIA
Tin	PT Premium Tin Indonesia	CID000313	Conformant	INDONESIA
Tin	PT Prima Timah Utama	CID001458	Conformant	INDONESIA
Tin	PT Rajehan Ariq	CID002593	Conformant	INDONESIA
Tin	PT Refined Bangka Tin	CID001460	Conformant	INDONESIA
Tin	PT Sariwiguna Binasentosa	CID001463	Conformant	INDONESIA
Tin	PT Stanindo Inti Perkasa	CID001468	Conformant	INDONESIA
Tin	PT Sukses Inti Makmur	CID002816	Conformant	INDONESIA
Tin	PT Sumber Jaya Indah	CID001471	Conformant	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	CID001477	Conformant	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	CID001482	Conformant	INDONESIA
Tin	PT Tinindo Inter Nusa	CID001490	Conformant	INDONESIA
Tin	PT Tommy Utama	CID001493	Conformant	INDONESIA
Tin	Resind Industria e Comercio Ltda.	CID002706	Conformant	BRAZIL
Tin	Rui Da Hung	CID001539	Conformant	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	CID001758	Conformant	BRAZIL
Tin	Thaisarco	CID001898	Conformant	THAILAND
Tin	Tin Technology & Refining	CID003325	Active	UNITED STATES OF AMERICA
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	Conformant	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	Conformant	CHINA
Tin	Yunnan Tin Company Limited	CID002180	Conformant	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	Conformant	JAPAN
Tungsten	ACL Metais Eireli	CID002833	Conformant	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Conformant	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	Conformant	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	Conformant	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	Conformant	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	Conformant	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	Conformant	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	Conformant	CHINA
Tungsten	Global Tungsten & Powders Corp.	CID000568	Conformant	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	Conformant	CHINA

Mineral	Smelter Name	Smelter ID	Status	Smelter or Refiner Location
Tungsten	H.C. Starck Smelting GmbH & Co. KG	CID002542	Conformant	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Conformant	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	Conformant	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	Conformant	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	Conformant	CHINA
Tungsten	Hydrometallurg, JSC	CID002649	Conformant	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	CID000825	Conformant	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	Conformant	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	Conformant	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	Conformant	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	Conformant	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	Conformant	CHINA
Tungsten	Kennametal Fallon	CID000966	Conformant	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	CID000105	Conformant	UNITED STATES OF AMERICA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	Conformant	CHINA
Tungsten	Moliren Ltd.	CID002845	Conformant	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	CID002589	Conformant	UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543	Conformant	VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Conformant	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CID002815	Conformant	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	Conformant	VIET NAM
Tungsten	Unecha Refractory metals plant	CID002724	Conformant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011	Conformant	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	Conformant	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	CID002843	Conformant	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	Conformant	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	Conformant	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	Conformant	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095	Conformant	CHINA